United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☑

File by a party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

COMMUNITY WEST BANCSHARES
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

April 12, 2020

To Our Shareholders:

In recognition of the COVID-19 pandemic and the continued public health concerns, protect the health and well-being of our shareholders, employees and community, the 2021 Annual Shareholder meeting will be held in a virtual format via live webcast.  This will allow you as a shareholder, to participate in the meeting, ask questions, advance proposals, engage in discussions of significant business transactions and vote electronically online.  You are cordially invited to participate in the 2021 Annual Meeting of Shareholders (Meeting) of Community West Bancshares being conducted via live webcast   on Thursday, May 27, 2021, at 6:30 P.M. Pacific Daylight Time (PDT).  To access the virtual meeting, you must register to attend by visiting www.communitywestbank.com/2021Shareholders and selecting the registration link.  Upon registering, you will receive an email confirmation with the webinar code.  The webinar code will also be located in your Notice or Proxy, though you must pre-register to attend.

In addition, instead of mailing a printed paper copy of the Proxy Statement, Proxy card, and our 2020 Annual Report to our shareholders we have elected to provide our shareholders access to those documents electronically over the Internet.  We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.  A Notice Regarding Availability of Proxy Materials for the Community West Bancshares’ Shareholder Meeting (Notice) will be mailed to our shareholders who owned our common stock at the close of business on March 29, 2021, and which Notice provides instructions on how to access the proxy materials through the Internet.  Any shareholder who would like a printed set of all the proxy materials may request that the documents be mailed to the shareholder by following the directions included in the Notice.

As set forth in the Proxy Statement, the Meeting will be held to consider the election of the Board of Directors, the approval of the proposed amendment to the Bylaws, the ratification of the selection of RSM US LLP as the Company’s independent auditors and to transact any other business that may properly come before the Meeting.

We will also review operating results for the past year and the progress of Community West Bancshares, and its wholly-owned subsidiary, Community West Bank, and present an opportunity to ask questions of general interest to shareholders via the virtual platform.

Your vote is important.  Whether or not you participate in the virtual Meeting online, I urge you to vote as soon as possible electronically via the Internet, by telephone or by mailing your executed Proxy as explained in the Notice or Proxy Statement.

Thank you for your continued support of Community West Bancshares and, again, I look forward to your participation at the virtual Annual Meeting on Thursday, May 27, 2021.

Very truly yours,
William R. Peeples
Chairman of the Board of Directors

This Page Intentionally Left Blank

 COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
Telephone: (805) 692-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (Meeting) of Community West Bancshares (Company) will be held virtually by a live webcast over the Internet on Thursday, May 27, 2021, at 6:30 P.M. Pacific Daylight Time (PDT).  To access the virtual Meeting register to attend by visiting www.communitywestbank.com/2021Shareholders and selecting the registration link.  Upon registering, you will receive an email confirmation with the webinar code.  The webinar code will also be located in your Notice or Proxy, though you must pre-register to attend. If you attend the virtual Meeting, you will be able to listen to the meeting, ask questions, advance proposals, engage in discussion on significant business transactions, and vote electronically.  The Meeting proposals to be voted at the Meeting are listed below along with the Board of Director’s recommendations.

1.          Election of Directors.  To elect eleven persons to the Board of Directors of the Company (Board) to serve until the 2022 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	Shereef Moharram
Dana L. Boutain	William R. Peeples
Suzanne M. Chadwick	Martin E. Plourd
Tom L. Dobyns	Christopher R. Raffo
John D. Illgen	Kirk B. Stovesand
James W. Lokey

2.           Amendment to the Bylaws.  To consider and approve an amendment to the Company’s Articles of Incorporation to increase the range of authorized number of directors of the Company, from not less than six (6) nor more than eleven (11) to the range of not less than eight (8) nor more than fifteen (15) with the exact number of directors fixed at eleven (11) until changed, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders.

 3.          Ratification of the Independent Auditors.  To ratify the selection of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021.

4.          Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, to approve an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the eleven nominees for election.

Due to the current public health concerns and as an abundance of caution, the Meeting will be a virtual meeting.  This is being done in an effort to protect the health and well-being of our shareholders, employees and community.  Our shareholders will have the opportunity to attend, participate in, advance proposals, engage in discussions of significant business transactions via the Webcast and vote electronically via the internet.  To participate in the Meeting you will need the passcode included in the Notice Regarding the Availability of Proxy Materials for the Community West Bancshares Shareholders Meeting (Notice).  The Notice will be mailed to shareholders on or about April 12, 2021. Included in the Notice and in the Proxy Statement will be instructions on how to participate in the virtual Meeting.

The Board has fixed the close of business on March 29, 2021, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

As set forth in the Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Company.  It is expected that these proxy materials will be made available to shareholders via the Internet at: www.edocumentview.com/CWBC on or about April 12, 2021.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the president of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt.  The notice shall be signed by the nominating shareholder and by the nominee.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.  A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.”

Since important matters are to be considered at the Meeting, it is very important that each shareholder vote.

We urge you to read the Proxy Statement fully, consider the proposals being presented at the Meeting, and cast your vote on such proposals electronically, by telephone, or by requesting, completing, and returning a printed paper form of the Proxy as explained in the Notice in the Proxy Statement, and the Proxy, as promptly as possible, whether or not you plan to participate in the Meeting electronically.  The Proxy is solicited by the Board.  Any shareholder who executes and delivers such a Proxy has the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting a properly executed Proxy bearing a later date, or by voting online at www.investorvote.com/CWBC,, by voting by telephone if you hold your shares in your name or electronically via the link provided by your broker if you hold your shares in “street name”.

You will not be able to attend the Meeting in person, but only by Webcast.  We strongly encourage you to participate in the virtual Meeting online through the Webcast.  The Meeting is expected to begin promptly at 6:30 P.M., Pacific Daylight Time, on Thursday, May 27, 2021, so please allow yourself ample time for online check-in.

By Order of the Board of Directors,

John D. Illgen, Secretary
Dated: April 12, 2021
Goleta, California

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s proxy materials described herein and the 2020 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available upon request to: Susan C. Thompson, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: sthompson@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021

This Proxy Statement, the Proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available online at www.edocumentview.com/CWBC and on the Company’s website at www.communitywest.com.

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2021

SOLICITATION AND VOTING OF PROXIES

Community West Bancshares (Company or CWBC) is furnishing this Proxy Statement (Proxy Statement) to its shareholders in connection with the solicitation by the Board of Directors of the Company (Board) of proxies in connection with the Annual Meeting of Shareholders (Meeting), which will be held exclusively by means of a live webcast over the Internet on Thursday, May 27, 2021 at 6:30 P.M. Pacific Daylight Time (PDT), at any and all adjournments and postponements thereof.  To access the virtual Meeting, register to attend by visiting www.communitywestbank.com/2021Shareholders and selecting the registration link.  Upon registering, you will receive an email confirmation with the webinar code.  The webinar code will also be located in your Notice or Proxy, though you must pre-register to attend.  The designated proxyholders (Proxyholders) are members of the Company’s Board.  Only shareholders of record on March 29, 2021 (Record Date) are entitled to notice of, to participate in, and to vote by proxy, telephone, or electronically either before or during the Meeting or any adjournment or postponement thereof.  In light of the continued public health concerns resulting from the COVID-19 pandemic, the Board determined that holding a virtual meeting only would give shareholders the ability to participate in the Meeting online through the Webcast while protecting our shareholders, employees and community.

The Meeting is expected to begin promptly at 6:30 P.M. PDT on Thursday May 27, 2021 so if you plan to participate in the Meeting through the Webcast, we encourage you to access the Website prior to the scheduled start time leaving you ample time to check in and provide the information needed as a condition to participation identified above.

As permitted by the Securities and Exchange Commission’s “notice and access” rules, allowing for the electronic delivery of proxy materials, instead of mailing a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy card (Proxy), the Company’s Annual Report to Shareholders for 2021, including consolidated financial statements for the year ended December 31, 2020, and the Annual Report on Form 10-K (collectively the “Proxy Materials”), through the Internet to shareholders of record as of the Record Date.  The Proxy Materials will be available beginning on April 12, 2021.  Instructions on how to access the Proxy Materials electronically over the Internet are provided in the Notice Regarding Availability of Proxy Materials for Community West Bancshares Shareholder Meeting, mailed to shareholders as of the Record Date on April 12, 2020 (Notice), and in this Proxy Statement.  To view these proxy materials electronically, please log on the Internet at www.edocumentview/CWBC and follow the instructions provided.  The Proxy Materials are also available on our website at: www.communitywest.com.  This method of providing the Proxy Materials allows our shareholders the opportunity to view the information contained therein and consider the proposals to be acted upon at the virtual Meeting online.  Shareholders who would like to receive a copy of those documents in a printed paper form by mail, including the Proxy Statement and Proxy, may do so by following the instructions in the Notice for requesting those materials.

Regardless of the number of shares of no par value common stock of the Company (Common Stock) owned, it is important that the holders of a majority of shares be represented by proxy or be present by Webcast at the virtual Meeting.  Shareholders are requested to vote by one of the methods described in the Notice, this Proxy Statement and on the Proxy.  Proxies solicited by the Board will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed or authorized Proxies will be voted “AUTHORITY GIVEN” for all eleven nominees in the election of the Directors named in this Proxy Statement; “FOR” approval of the proposed amendment to the Bylaws; and, “FOR” ratification of RSM US LLP (RSM) as the Company’s independent auditors for the fiscal year ending December 31, 2021.  If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Board.

Other than the matters set forth on Notice and the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the virtual Meeting.  An executed or authorized Proxy, confers to each of Robert H. Bartlein and William R. Peeples, as the designated Proxyholders, discretionary authority to vote the shares in such a manner as to effect the election of all eleven nominees for Director or as many thereof as possible under the rules of cumulative voting, if invoked, and in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.  In addition, the Proxy being solicited confers, and the holders of each Proxy will have, discretionary authority to vote with respect to any matter if the Company did not have notice of such matter by February 28, 2021, which is at least 45 days before the anniversary date on which the Company first mailed its proxy materials for the then-prior year’s Annual Meeting of Shareholders.

When voting electronically either before or during the Meeting, please make sure you complete the voting on all proposals to assure that your vote is properly counted.  If you complete your electronic voting but you do not provide instructions on a proposal properly to come before the Meeting, your vote on that proposal will be cast in accordance with the recommendation of the Board.

You may revoke your Proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed or authorized Proxy bearing a later date, or by voting by telephone or electronically after the date of the Proxy via the Internet.  However, if you are a shareholder whose shares are not registered in your own name, you will need to vote electronically via the links provided to you.

The following matters will be considered and voted upon at the Meeting:

1.          Election of Directors. To elect the following eleven persons to the Board of Directors of the Company to serve until the 2022 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Robert H. Bartlein	Shereef Moharram
Dana L. Boutain	William R. Peeples
Suzanne M. Chadwick	Martin E. Plourd
Tom L. Dobyns	Christopher R. Raffo
John D. Illgen	Kirk B. Stovesand
James W. Lokey

2.          Amendment to the Bylaws.  To consider and approve an amendment to the Company’s Bylaws to increase the range of authorized number of directors of the Company, from not less than six (6) nor more than eleven (11) to the range of not less than eight (8) nor more than fifteen (15) with the exact number of directors fixed at eleven (11) until changed, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders.

3.          Ratification of the Company’s Independent Auditors.  To ratify the appointment of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2021.

4.          Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, approving an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the eleven nominees for election.

This solicitation of proxies is being made by the Board.  The expense of solicitation of proxies for the Meeting will be borne by the Company.  Proxies may be solicited through the use of the mail, personally or by telephone or electronic transmission by Directors, officers and employees of the Company, and its wholly-owned subsidiary, Community West Bank (CWB or Bank), without additional compensation therefor.  In addition, if the Board deems it advisable the services of individuals or companies that are not regularly employed by the Company or the Bank may be engaged or used in connection with the solicitation of proxies.  The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.  The total estimated cost of the solicitation is approximately $25,000 depending on whether an outside solicitor is engaged.

VOTING SECURITIES

The securities that may be voted at the Meeting consist of shares of Common Stock.  The close of business on March 29, 2021 has been fixed by the Board as the date (Record Date) for the determination of shareholders of record entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.  The total number of shares of Common Stock outstanding as of the Record Date was 8,524,413 shares.  Each shareholder is entitled to one vote for each share held as of the Record Date, except that in the election of Directors, each shareholder has the right to cumulate votes provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a shareholder has given notice of the shareholder’s intention to cumulate votes prior to commencement of voting.  Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares of Common Stock held by that shareholder, or to distribute such votes among as many candidates as the shareholder deems fit.  The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.  The Proxy confers on the Proxyholders discretionary authority to vote the shares in such a manner as to effect the election of all eleven nominees for Director or as many thereof as possible under the rules of cumulative voting.

Of the shares of Common Stock issued and outstanding as of the Record Date, 1,698,125 (19.92%) shares were beneficially owned by Directors and executive officers of the Company.  Such persons have informed the Company that they will vote “AUTHORITY GIVEN” for all eleven nominees in the election of Directors; “FOR” approval of the proposed amendment to the Bylaws, and “FOR” ratification of the selection of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2021.  Under California law and the Company’s Bylaws, a quorum consists of the presence by proxy or virtually via the Webcast, of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of Directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required.  Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum.

If your shares are held in “street name” by a brokerage firm, you will need to follow the directions your brokerage firm provides to you to properly vote your shares.  Under the current rules of the New York Stock Exchange (NYSE), if you do not give instructions to your brokerage firm at least ten days before the Meeting, you still will be able to vote your shares with respect to certain “routine” matters, but you will not be allowed to vote your shares with respect to certain “non-routine” matters.  For example, the ratification of RSM as the Company’s independent auditors (Proposal 3) is considered to be a routine matter under the NYSE rules and your brokerage firm will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name.  However, the election of Directors (Proposal 1) and approval of the proposed amendment to the Bylaws (Proposal 2) are non-routine matters.  Accordingly, if you do not instruct your broker how to vote with respect to Proposals 1 and 2, your broker may not vote with respect to that proposal and those votes will be counted as “broker non-votes.”  “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  Assuming that a quorum is present at the Meeting, the following table sets forth the required vote to approve each matter to be considered and voted upon at the Meeting and the effect of “Withhold” votes, abstentions and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1 – Election of Directors	The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.
Proposal 2 – Approval of Proposed Amendment to the Bylaws	Affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting.	Abstentions and broker non-votes will have the same effect as a vote against the proposal.
Proposal 3 – Ratification of the Company’s Independent Auditors
Affirmative vote of a majority of the shares represented and voting at the Meeting either by proxy or electronically through the Webcast on this proposal, with affirmative votes constituting at least a majority of the required quorum.

Abstentions and broker non-votes will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum.  In such case, abstentions will have the same effect as a vote against the proposal.

Voting Methods

Your vote is important.  Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a brokerage firm, bank or other nominee, referred to herein as “broker”), you may vote your shares without participating in the Meeting by the methods set forth below.

If you are a shareholder whose shares are registered in your name as of the Record Date, you may vote your shares by one of the following methods:

Vote by Internet.  You may direct your vote via the Internet by proxy without attending the Meeting.  Our Internet voting procedures are designed to authenticate shareholders by using individual control numbers.  To vote via the Internet please go to www.investorvote.com/CWBC or scan the QR code provided in the shaded area on your Notice or Proxy.  Follow the instructions on your Notice or Proxy and use the Internet, which is available 24 hours a day, to transmit your voting instructions up until the voting is closed at 7:30 P.M. Pacific Daylight Time on May 27, 2021.

Vote by Telephone.  You may also direct your vote by proxy without attending the Meeting by dialing toll free, 1-800-652-8683 or toll, 1-781-575-3120, and following the instructions for telephone voting shown on your Notice or Proxy. Use any touch-tone telephone to transmit your voting instructions which is available 24 hours a day, up until voting is closed at 7:30 P.M. Pacific Daylight Time on May 27, 2021.

Vote by Proxy.  If you requested a printed paper copy of the proxy materials and/or wish to vote by Proxy card you may vote by returning the completed and properly signed Proxy in the postage-paid envelope enclosed with the paper copy of the proxy materials.  Please mail your completed Proxy card by regular mail to the following address: Community West Bancshares, c/o Computershare Investors Services, Post Office Box 505000, Louisville, KY 40233-9814 or by overnight delivery to Community West Bancshares, c/o Computershare Investors Services, 462 South 4th Street Suite 1600, Louisville, KY 40202.

During the Meeting.  Shares registered directly in your name as the shareholder of record may be voted via the Internet.  Please go to www.investorvote.com/CWBC during the Meeting and following the “Vote by Internet” instructions listed above.  Shares held through a broker or nominee may be voted via the Internet follow the instructions provided to you by your bank or broker.

If your shares are held in “street name” as of the Record Date, then you are the “beneficial owner” of those shares and you should receive a separate voting instruction from your broker to direct your broker on how to vote your shares.

We encourage you to communicate your voting decisions to your broker to ensure your vote will be counted.  Shares held through a broker may be voted during Webcast only through the link provided to you by your broker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock: (i) by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding Common Stock; (ii) by each of the Company’s Directors or nominees; (iii) by each of the Named Executive Officers (as hereinafter defined); and (iv) by all current Directors and executive officers as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2020, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares Subject to Vested Stock Options (2)	Percent of Class Beneficially Owned (1) (2)
Robert H. Bartlein, Director, Chairman of the Board, CWB	580,468	11,000	6.93%
Jean W. Blois, Director (6)	66,964	26,000	1.09%
Dana L. Boutain, Director	200	11,000	*
Suzanne M. Chadwick, Nominee	150	-	*
Tom L. Dobyns, Director	2,500	11,000	*
William F. Filippin, Executive Vice President and Chief Administrative Officer and Chief Credit Officer, CWB	9,311	30,800	*
John D. Illgen, Director	27,500	26,000	0.63%
Investors of America, Limited Partnership (3)	568,696	-	6.67%
James W. Lokey, Director	10,654	11,000	*
Shereef Moharram, Director	14,425	21,000	*
William R. Peeples, Director, Chairman of the Board, CWBC	801,298	11,000	9.52%
PL Capital Advisors, LLC, Richard J. Lashley, and John W. Palmer (7)	434,875	-	5.10%
Martin E. Plourd, Director, President and Chief Executive Officer, CWBC and CWB	100,000	104,360	2.37%
Christopher R. Raffo, Director (5)	239	20,000	*
Kirk B. Stovesand, Director	66,416	21,000	1.02%
Timothy J. Stronks, Executive Vice President and Chief Operating Officer, CWB	1,000	10,400	*
Susan C Thompson, Executive Vice President, Chief Financial Officer, CWBC and CWB	17,000	31,200	*
Philip J. Timyan (4)	528,866	-	6.20%
All Directors and Executive Officers as a Group (15 in number)	1,698,125	345,760	23.04%
*	Less than 0.50%

(1)          Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options’.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(2)         Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person.

(3)        Address is: 135 North Meramec, Clayton, MO 63105.  These securities are owned by Investors of America, Limited Partnership and may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.

(4)          Address is:  105 Front Street #122, Key West, Florida 33040.  Excludes 4,000 shares held by Mr. Timyan’s spouse, Anna S. Belyaev, of which Mr. Timyan disclaims beneficial ownership.  Information is pursuant to the most recent Schedule 13D filed by Mr. Timyan with the SEC on or about July 31, 2020.

(5)          Mr. Raffo holds the option to purchase 20,000 shares of Company Common Stock from Philip J Timyan under the terms of an option agreement between Mr. Raffo and Mr. Timyan.

(6)          Mrs. Blois has indicated she is not standing for re-election and consequently she is not nominated for re-election at the Meeting.

(7)         Address is: 750 Eleventh Street South, Suite 202, Naples, FL 34102. Mr. Lashley, Mr. Palmer and PL Capital Advisors, LLC disclaim beneficial ownership of such Common Stock, except to the extent of their pecuniary interest therein.  Information is pursuant to the most recent Schedule 13D filed by Mr. Lashley, Mr. Palmer and PL Capital Advisors, LLC with the SEC on or about March 22, 2021.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

The Company’s Bylaws provide that the authorized number of Directors will be not less than six (6) nor more than eleven (11), with the exact number of Directors to be fixed from time to time by resolution of a majority of the Board or by resolution of the shareholders.  The Board of Directors last fixed the authorized number, within the range at eleven (11).

At the Meeting, eleven persons will be elected to serve as Directors of the Company until the 2022 Annual Meeting and until their successors are elected and have qualified.  The eleven persons named below include ten that are all currently Directors of the Company and have been nominated by the Board for re-election.  The eleventh is currently a member of Community West Bank’s Board of Directors and has been nominated by the Board for election to the Board of the Company.  As previously noted, Jean Blois has indicated that she is not standing for re-election and, consequently, she is not nominated for re-election to the Board of the Company at this Meeting.

A Proxy that is submitted to the Company with the instruction “AUTHORITY GIVEN” or submitted without instructions will be voted in such a way as to effect the election of all eleven nominees, or as many thereof as possible under the rules of cumulative voting if cumulative voting is invoked at the Meeting.  In the event that any of the nominees should be unable to serve as a Director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as will be designated by the Board.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.  The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.  Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  This Bylaw provision is designed to give the Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

None of the Directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company, acting within their capacities as such.  The Company knows of no family relationships between the Directors and executive officers of the Company, nor do any of the Directors or executive officers of the Company serve as Directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of the Exchange Act or any investment company registered under the Investment Company Act of 1940.

Pursuant to NASDAQ Stock Market LLC (NASDAQ) Listing Rules, the Board has made an affirmative determination that the following members of the Board are “independent” within the meaning of such rules: Robert H. Bartlein, Dana L. Boutain, Suzanne M. Chadwick, Tom L. Dobyns, John D. Illgen, James W. Lokey, Shereef Moharram, William R. Peeples, Christopher R. Raffo, and Kirk B. Stovesand.  As such, pursuant to NASDAQ Listing Rules, a majority of the members of the Board are “independent” as so defined.  Also, pursuant to NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (Exchange Act), all of the members of the Audit Committee are “independent” as so defined.

The following persons have been nominated for election by the Board:

Robert H. Bartlein	Shereef Moharram
Dana L. Boutain	William R. Peeples
Suzanne M. Chadwick	Martin E. Plourd
Tom L. Dobyns	Christopher R. Raffo
John D. Illgen	Kirk B. Stovesand
Shereef Moharram
James W. Lokey

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR ALL ELEVEN NOMINEES IN THE ELECTION OF DIRECTORS.

Information about the Nominees

Robert H. Bartlein (Age 73)

Mr. Bartlein has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  Mr. Bartlein serves on CWBC’s Nominating and Corporate Governance Committee and is Chairman of the Board of CWB, Chairman of CWB’s Credit Committee and a member of CWB’s Executive, Compensation, and Management Succession Committees.  He is President and CEO of Bartlein & Company, Inc., founded in 1969, which is a property management company with three California offices.  He is a graduate of the University of Wisconsin – Madison, with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin - Milwaukee.  Mr. Bartlein is past President and Director of the American Lung Association of Santa Barbara and Ventura Counties.

Dana L. Boutain (Age 56)

Mrs. Boutain was named to the Boards of CWBC and CWB in July 2017, and is a member of CWBC’s Audit Committee. Mrs. Boutain is a managing director in the Oxnard office of CBIZ MHM, LLC.  She assists clients with complex tax planning, from transaction structuring to multistate filing to taxation for international operations and subsidiaries.  She has been in the industry for more than 30 years.  Mrs. Boutain is a Certified Public Accountant and holds a B.S. – Business Administration degree from the California State University – Bakersfield and holds a M.S. – Taxation degree from Golden Gate University.

Suzanne M. Chadwick (Age 73)

Ms. Chadwick, a resident of Oxnard, CA, was employed by Santa Barbara Bank and Trust for over 20 years.  Having introduced Santa Barbara Bank and Trust to Ventura County in 1995, she retired as Senior Vice President Private Client Manager in 2013.  She cultivated high-value existing and new business relationships as well as being an active community volunteer.  Ms. Chadwick currently serves as Regent with California Lutheran University, where she has been active since 2013.  She also serves on the Advisory Council for the Center for Nonprofit Leadership since 2016, Interface Children & Family Services Advisory Board since 2008, KCLU Advisory Board since 1995 and Rotary Club of Oxnard.

Tom L. Dobyns (Age 68)

Mr. Dobyns was named to the Boards of CWBC and CWB in July 2017, and is a member of CWB’s Compensation Committee.  Mr. Dobyns has more than 42 years of bank management experience, including as Chief Executive Officer of Mission Community Bank (2011-2014); President and Chief Executive Officer of American Security Bank (2009-2011); President of the Retail Banking Group of Fullerton Community Bank (2004-2007); Executive Vice President of First Interstate Bank (1981-1996), and a past member of the Board of Directors of the California Bankers Association.  He currently has his own consulting company that assists both banks and non-banks in leadership and executive coaching.  He is a keynote speaker for organizations across the United States and abroad.  Mr. Dobyns resides in Pismo Beach, CA and serves on several community-based non-profits.  Currently he is the Director of Advancement for Coastal Christian School in Pismo Beach.

John D. Illgen (Age 76)

Mr. Illgen has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  He is Secretary of the Board of CWBC, a member of CWBC’s Nominating and Corporate Governance, Audit Committees, Chairman of CWB’s Asset/Liability Committee, and a member of CWB’s Compensation Committee.  Mr. Illgen was Sector Director and Vice President for Modeling and Simulation with Northrop Grumman Information Systems until January 2018.  He was Founder (1988), President and Chairman of Illgen Simulation Technologies, Inc. until its merger with Northrop Grumman Corporation in December 2003.  Mr. Illgen is Chairman Emeritus of the Board of Directors of the National Defense Industrial Association and appeared on television with the late General (Ret) Alexander Haig on “21st World Business Review” as an industry expert in information systems, modeling and simulation and other technologies.  Mr. Illgen is on the Advisory Board of the Santa Barbara Scholarship Foundation and is a Past President of Goleta Rotary Club.  In 2012, Mr. Illgen received the International award, “Modern Day Technology Leader” from the BEYA for his contributions to the Modeling and Simulation domain. The National Defense Training Association (NTSA) awarded Mr. Illgen their highest honor by awarding Mr. Illgen the Governor’s Life-Time Achievement Award for Modeling and Simulation in 2017. Mr. Illgen also received Board Member Emeritus from the National Defense Industrial Association (NDIA). Mr. Illgen will remain on all committees with the NDIA.

James W. Lokey (Age 73)

Mr. Lokey has been a member of the Board of CWBC and CWB since June 2015.  He is a member of CWBC’s Audit Committee, Executive Committee and CWB’s Credit Committee.  Mr. Lokey has more than 42 years of bank management experience including as Chairman of the Board and Chief Executive Officer of Mission Community Bancorp (2010-2014); President of Rabobank, N.A. (2007-2009); President and Chief Executive Officer of Mid-State Bank & Trust (2000-2007); President and Chief Executive Officer of Downey Savings (1997-1998); Executive Vice President of First Interstate Bank/Wells Fargo Bank (1973-1996) and Past Chairman of the California Bankers Association.  He has significant ties in the communities of the Central Coast, including serving as a member of the President’s Cabinet at Cal Poly State University in San Luis Obispo; a Director of Cal Poly Corporation and Chairman of its investment committee; and Director of French Hospital Medical Center. Since retiring in 2014, Mr. Lokey has been active as a consultant and featured speaker regarding director education, enterprise risk management, and mergers and acquisitions.

Shereef Moharram (Age 49)

Mr. Moharram was named to the Boards of CWBC and CWB in December 2011, and is a member of CWB’s Asset/Liability Committee.  Mr. Moharram is a partner with the law firm Price Postel & Parma LLP in Santa Barbara, where he specializes in real estate law.  Mr. Moharram holds a B.A. in English Literature from the University of California, Santa Barbara, and a JD from the UCLA School of Law.

William R. Peeples (Age 78)

Mr. Peeples is Chairman of the Board of CWBC and a founder and Director of CWB since 1989.  Mr. Peeples is Chairman of CWBC’s Nominating and Corporate Governance Committee and serves on CWB’s Executive, Compensation and Management Succession Committees.  Mr. Peeples served in various executive capacities, including as President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater, and an MBA from Golden Gate University, Air Force on-base program.

Martin E. Plourd (Age 63)

Mr. Plourd has been President, Chief Executive Officer and a member of the Board of CWB since November 2011 and President, Chief Executive Officer and member of the Board of CWBC since March 2012.  Mr. Plourd serves on CWB’s Credit, Asset/Liability and Management Succession Committees and is a member of the Management Disclosure Committee.  He has been in banking for over 39 years and has been a bank executive for over 20 years.  From July 2009 to October 2011, he worked as a private consultant with banks on engagements concerning strategic planning, acquisitions and compliance issues.  From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then as President and Director of Temecula Valley Bank.  Prior to that, he spent 18 years with Rabobank/Valley Independent Bank in El Centro, including his last position as Executive Vice President and Community Banking Officer.  Mr. Plourd is an executive board member of the Western Bankers Association and Goleta Valley Cottage Hospital Foundation Board of Trustees, an Advisory board member for the College of Agriculture at California State Polytechnic University, Pomona (Cal Poly),  and is a member of the Goleta Rotary Club.  Mr. Plourd is a graduate of Stonier Graduate School of Banking and Cal Poly.

Christopher R. Raffo (Age 63)

Mr. Raffo has been a member of the Board of CWBC and CWB since July 2020.  Mr. Raffo has thirty-five years of Capital Markets experience in Community and Regional banks.

Kirk B. Stovesand (Age 58)

Mr. Stovesand has been a member of the Board of CWBC and CWB since May 2003.  Mr. Stovesand is Chairman of CWBC’s Audit Committee and serves on CWB’s Asset/Liability, and Credit Committees and is Secretary of CWB’s Board.  He is a partner of Walpole & Co., founded in 1974, which is a Certified Public Accounting and Consulting firm.  Mr. Stovesand has served on the boards of both for-profit and not-for-profit organizations. He is a graduate of the University of California Santa Barbara with a degree in Business Economics.  Mr. Stovesand received a Masters Degree in Taxation from Golden Gate University and a Master Certificate in Global Business Management from George Washington University.  He is a Certified Financial Planner, certified in mergers and acquisitions, and a member of the American Institute of Certified Public Accountants.

Executive Officers (not members of the Board)

           The following sets forth, as of the Record Date, the names and certain other information concerning current executive officers of the Company, other than for Martin E. Plourd, who is a current director and nominee.

William F. Filippin (Age 57)

Mr. Filippin, Executive Vice President and Chief Administrative and Credit Officer of CWB, has been with the Company since June 2015.  Prior to joining the Company, Mr. Filippin served with Heritage Oaks Bank (and Mission Community Bank until it was merged into Heritage Oaks Bank in February 2014) as Market Area President from March 2012 to May 2015; Executive Vice President and Chief Credit Officer from August 2010 to March 2012; and, Senior Vice President and Credit Administrator from April 2009 to August 2010.  Mr. Filippin is a founding member of the Paso Robles Optimist Club, served as President of the Paso Robles Kiwanis Club, and Chairman of the Arroyo Grande Chamber of Commerce.  He holds degrees in Agriculture Business Management from Cal Poly San Luis Obispo and from The Graduate School of Banking at the University of Wisconsin-Madison.

Susan C. Thompson (Age 58)

Ms. Thompson, Executive Vice President and Chief Financial Officer of CWBC and CWB, has been with the Company since June 2013.  Ms. Thompson previously served as Senior Vice President and Controller/Principal Accounting Officer at Western Alliance Bancorporation and prior to that as Senior Vice President and Controller of Pacific Capital Bancorporation.  Ms. Thompson is an alumni of the public accounting firm of Deloitte specializing in their financial services practice.  Ms. Thompson is a certified public accountant and a member of the Financial Managers Society.  Ms. Thompson is a graduate of Pacific Coast Banking School and holds a Bachelor of Science degree in accounting from the University of Utah.

Timothy J. Stronks (Age 52)

Mr. Stronks, Executive Vice President and Chief Operating Officer of CWB, has been with the Company since July 2018.  Mr. Stronks previously served as Senior Vice President, Deputy Director of Operations with Rabobank and prior to that as Executive Vice President for Pacific Premier Bank and Executive Vice President, Chief Information Officer of Heritage Oaks Bank (which was acquired by Pacific Premier Bank in March 2017).  Mr. Stronks also previously held various positions at Business First National Bank (acquired by Heritage Oaks Bank) in Santa Barbara, CA and Santa Barbara Bank and Trust.  Mr. Stronks is a Certified Information Security Manager and serves on the board of the Science and Engineering Council of Santa Barbara.  Mr. Stronks is a graduate of Pacific Coast Banking School, holds a Bachelor of Arts degree in International Political Science and Slavic Languages and Literatures from the University of California at Santa Barbara, and an MBA in IT Management from Western Governors University.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee (NCGC) has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director, including each nominee for election as a Director at the Meeting.  The NCGC has concluded that each Director has the appropriate skills and characteristics required of Board membership, and each possesses an in-depth knowledge of the Company’s business and strategy.  The NCGC further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance and the local community. The experience and key competencies of each Director, as reviewed and considered by the NCGC, are set forth below.

Robert H. Bartlein.  As President of Bartlein & Company, Inc., Mr. Bartlein has substantial real estate experience with broad business exposure.  He is knowledgeable in real estate transactions, real estate law, credit analysis, accounting, income tax law and finance.  Mr. Bartlein is particularly familiar with the Central Coast real estate market and is active in the community.  He is a founder and has served on the Bank Board since its inception.

Dana L. Boutain.  Mrs. Boutain has a broad financial background and serves as a managing director of an accounting and consulting firm. Her expertise is in consulting, transaction structuring and financial statement compilations and reviews, including assisting clients in developing banking relationships and banking transactions. She primarily services clients in construction, manufacturing, government providers, oilfield services, transportation and real estate. Mrs. Boutain is active on boards of for-profit and not-for-profit organizations.

Suzanne M. Chadwick.  Ms. Chadwick had an extensive career in banking cultivating business relationships and private client services.  Ms. Chadwick is extremely knowledgeable with the Ventura County banking market and the business community.

Tom L. Dobyns.  Mr. Dobyns has extensive experience in bank management serving in various executive management capacities including as Chief Executive Officer.  Mr. Dobyns consults banks in leadership and executive coaching.  Mr. Dobyns is active on several community-based not-for-profit boards.

John D. Illgen.  As founder and Chief Executive Officer of Illgen Simulation Technologies, Inc., until sold to Northrop Grumman, Mr. Illgen has a national reputation in technology, National Defense, models/ simulations, and broad business experience.  He has strong expertise in cyber security, AI, modeling and simulation and has chaired sessions at symposiums on these subjects.  He continues to be published on technology and is a frequent symposium “Key Note” speaker.  Mr. Illgen is a Co-founder and has served on the Bank Board since its inception. Mr. Illgen was Co-Host on World Business Review (International TV broadcast weekly) for technology with the Late Alexander Haig.

James W. Lokey.  Mr. Lokey has spent virtually his entire career serving the banking industry, including many years as Chairman and Chief Executive Officer.  He is extremely knowledgeable with the San Luis Obispo business community and banking market.

Shereef Moharram.  Mr. Moharram is an attorney, specializing in real estate and is very active in the local community.  The Company believes Mr. Moharram’s legal and real estate background is pertinent in addressing numerous Board issues.

William R. Peeples.  Mr. Peeples has substantial experience in finance, including positions as a Chief Financial Officer, and has expertise in capital raising, venture capital, business combinations, real estate and broad business exposure.  Mr. Peeples also served as interim President and Chief Executive Officer of CWBC.  He is active in the local community.  Mr. Peeples is a founder and has served on the Bank Board since its inception.

Martin E. Plourd.  As President, Chief Executive Officer and a Director of the Bank and the Company, and through numerous executive positions Mr. Plourd has held in his banking career, he has a substantial financial services’ background, including management, lending, marketing and bank operations.  This experience enables Mr. Plourd to provide the Company with effective leadership in the conduct of its business and strategic initiatives.  He is active in the community and also has served in executive positions in the banking industry.

Christopher R. Raffo.   Mr. Raffo has thirty-five years of Capital Markets experience in Community and Regional banks.

Kirk B. Stovesand.  Mr. Stovesand has a broad financial background and serves as a partner of an accounting and consulting firm.  He has a CPA, a CFP and a Masters in taxation.  Mr. Stovesand is active on boards of for-profit and not-for-profit organizations.

Material Litigation Involving Directors and Executive Officers

As of the date of this Proxy Statement, none of the Company’s Directors and/or Executive Officers is involved in any material proceeding as a party that is adverse to the Company or CWB or has a material interest adverse to the Company or CWB.  In addition, none of the Company’s Directors and/or Executive Officers have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the ten year period prior to the date of this Proxy Statement.

Significant Employees

Although the Company and CWB considers each of their employees to be integral to the success of their respective operations in light of their individual contributions to the enterprise, as of the date of this Proxy Statement, neither the Company nor CWB has any “significant employees” within the meaning of Item 401(c) of SEC Regulation S-K.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees

The Company’s Board met 13 times (12 regular meetings and one special meeting) during the year ended December 31, 2020, and had the following standing committees of the Company or the Bank that met during the year: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  In addition, the Company’s Directors served on the Board of Directors of CWB, including the various committees established by CWB.  During 2020, none of the Company’s Directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.  All Board members attended the 2020 Annual Meeting of Shareholders.

CWBC’s Audit Committee is composed of four independent Directors:  Messrs. Stovesand, Illgen, Lokey, and Mrs. Boutain.  This Committee is responsible for review of all internal and external examination reports and selection of the Company’s independent auditors.  The Audit Committee met 12 times during 2020.

CWBC’s Nominating and Corporate Governance Committee is composed of three independent Directors: Messrs. Peeples, Bartlein, and Illgen.  The Committee is responsible for recommendations regarding the Board’s composition and structure and policies and processes regarding overall corporate governance.  The Committee met one time during 2020.

CWB’s Compensation Committee is composed of five independent Directors: Mrs. Blois and Messrs. Bartlein, Dobyns, Illgen and Peeples.  The Committee is responsible for determining executive compensation.  This Committee met two times, including at least once in each six-month period, during 2020.

Board Leadership Structure and Role in Risk Oversight

The position of Chairman of the Board is separate from the position of Chief Executive Officer for each of the Company and CWB.  William R. Peeples, a non-employee independent Director, has been elected as the Chairman of the Company and Robert H. Bartlein, a non-employee independent Director, has been elected as the Chairman of CWB.  Martin E. Plourd is serving as President and Chief Executive Officer of the Company and CWB.  Separating these positions allows the Chief Executive Officer to focus on day-to-day business, while allowing the Chairman of the Boards of each of the Company and CWB to lead the respective Boards in their fundamental role of providing advice to and independent oversight of management.  The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required for those individuals to serve as the Company and Bank Chairman, particularly as the Board’s oversight responsibilities continue to grow.  While the Company’s bylaws and corporate governance guidelines do not require that the Company’s Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having independent outside Directors serve as the Chairman of each of the Company and CWB is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to good corporate governance.

 Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including economic risks, environmental, cybersecurity, and regulatory risks, and others, such as the impact of competition.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

 The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Company’s Chairman and CWB’s Chairman meet regularly with the President and Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company.  Senior management is available to address any questions or concerns raised by the Board on risk management and any other matters.  Periodically, the Board of Directors receives presentations from senior management on strategic matters involving the Company’s operations.  The Board holds strategic planning sessions with senior management to discuss strategies, key challenges and risks and opportunities for the Company.

 While the Board is ultimately responsible for risk oversight at the Company, the Board’s various standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are regularly provided by management to the Audit Committee.  The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.  The Nominating and Corporate Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and executive officers and corporate governance.

Shareholder Communication with Directors

Shareholders may communicate directly with the Board by writing to:

William R. Peeples, Chairman of the Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, CA 93117-3709

Audit Committee Report

The Report of the Audit Committee of the Board will not be deemed filed under the Securities Act of 1933, as amended (Securities Act) or under the Exchange Act.

The Board maintains a separately designated standing Audit Committee within the meaning of Section 3(a)(58) of the Exchange Act.  The Audit Committee is comprised of four of the Company’s Directors, each of whom meet the independence and experience requirements of the NASDAQ Listing Rules and Rule 10A-3(b)(1) of the Exchange Act.  The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.  The Audit Committee operates under a written Charter, which is assessed annually for adequacy.  The Audit Committee Charter was last ratified in February 25, 2021 and is included as Appendix A of this proxy statement.

Based on the attributes, education and experience requirements under the NASDAQ Listing Rules, the requirements set forth in section 407 of the Sarbanes-Oxley Act of 2002 (“SOX”) and associated regulations, the Board has identified Kirk B. Stovesand as an “Audit Committee Financial Expert” as defined under Item 407 (d) (5) of Regulation S-K, and has determined him to be independent.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2020; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s 2020 independent auditor, RSM US LLP (RSM), was responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with RSM the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees (AS 1301); and

•
Received and discussed with RSM the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and reviewed and discussed with RSM whether the rendering of the non-audit services provided by them to the Company during fiscal 2020 was compatible with their independence.

In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Further, it is not the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of RSM, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE

Kirk B. Stovesand, Chairman
Dana L. Boutain
John D. Illgen
James W. Lokey
Dated: February 25, 2021

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee (NCGC) was established in February 2004 and the committee charter (Charter) is annually assessed and was last ratified on February 24, 2021.  A copy of the Charter, as amended is included as Appendix B to this Proxy Statement.  The NCGC, consisting of three independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors, and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The NCGC reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The NCGC will consider, as part of its nomination process, any Director candidate recommended by a shareholder of the Company who follows the procedures in this Proxy Statement shown under the heading “2021 Shareholder Proposals” set forth below.  The NCGC will follow the processes in the Charter when identifying and evaluating overall Board composition and individual nominees to the Board.

Additional information regarding (i) the NCGC’s policy with regard to the consideration of any Director candidates recommended by security holders and related procedures to be followed by security holders in submitting such recommendations, (ii) minimum qualifications of Director candidates, and (iii) the NCGC’s process for identifying and evaluating nominees for Directors, is incorporated herein by reference to the Charter.

The NCGC determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the NCGC will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and, willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The NCGC considers these same criteria for candidates regardless of whether the candidate was identified by the NCGC, by shareholders, or any other source.

  The goal of the NCGC is to seek to achieve a balance of knowledge, diversity, and experience on the Company’s Board.  To this end, the NCGC seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically.  The composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The NCGC reviews the effectiveness of the Charter in achieving the goals of the NCGC as stated therein annually.

Compensation Committee

The Compensation Committee (CC) assists the Board by reviewing and approving the Company’s overall compensation and benefit programs and administering the compensation of the Company’s executive and senior officers.  The CC is comprised of five of the Company’s Directors, each of whom meet the current independence and experience requirements of the applicable provision of the NASDAQ Listing Rules and requirements of the SEC.  At the February 2020 meeting, the CC utilized the services of outside compensation consultants Equias Alliance and Blanchard Consulting Group to educate the CC on best practices, equity incentive plans and trends in executive and director compensation.  The CC operates under a written charter that is assessed annually for adequacy.  The CC’s charter was last amended on February 25, 2021 and is included as Appendix C to this proxy statement.

The CC’s policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following: (i) maintain a compensation program that is equitable in a competitive marketplace; (ii) provide opportunities that integrate pay with the Bank’s annual and long‐term performance; (iii) encourage achievement of strategic objectives and creation of shareholder value; (iv) recognize and reward individual initiative and achievements; (v) maintain an appropriate balance between base salary and incentive compensation; and, (vi) allow the Bank to attract, retain, and motivate talented executives.

The CC is responsible for and is authorized to:

1.
Annually review and determine (i) the compensation, including salary, bonus, incentive and other compensation of the Chief Executive Officer, (ii) approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, and (iii) evaluate performance in light of these goals and objectives, approve compensation in accordance therewith and provide a report thereon to the Board.

2.	Annually review the amounts and terms of base salary, incentive compensation and all other forms of compensation for the Company’s Executive Officers, and report the CC’s findings to the Board.

3.
Assess bank compensation programs including bonus and incentive plans for risk that may materially affect the long‐term viability of the Bank.  Risk management practices should include an assessment of the internal control environment surrounding the compensation programs, ensure the review and approval process is evident and the documentation is adequate to support the results and contains appropriate clawback provisions.

i.	This annual risk assessment will be conducted by the Chief Risk Officer who will then provide documentation supporting his/her recommendations to the CC.

4.
Review Executive Officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations.  This review may be conducted by external compensation consultants as deemed appropriate by the CC.

5.
Annually review and make recommendations to the Board with respect to incentive based compensation plans and equity based plans.  Establish criteria for the terms of awards granted to participants under such plans.  Grant awards in accordance with such criteria and exercise all authority granted to the CC under such plans, or by the Board in connection with such plans.

6.	Recommend to the Board the compensation for Directors (including retainer, CC and CC chair fees, stock options and other similar items, as appropriate).

7.	Evaluate the need for or any modifications to employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits.

8.	Conduct an annual review of the CC’s performance and periodically assess the adequacy of its charter and recommend changes to the Board as needed.

9.
Retain, at the expense of the Bank, compensation consultants, outside counsel and other advisors as the CC may deem appropriate in its sole discretion. The CC shall have authority to approve related fees and retention terms.

10.
Perform any other activities consistent with this Charter, the Company’s By‐laws and governing law as the CC or the Board deem appropriate. Delegate responsibility to subcommittees of the CC as necessary or appropriate.  Regularly report to the Board on the CC’s activities.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2020 and 2019, the compensation information for Martin E. Plourd, President and Chief Executive Officer of CWBC and CWB, and for the two other most highly compensated executive officers who earned at least $100,000 in 2020 (collectively, the Named Executive Officers).

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Martin E. Plourd, President and Chief Executive Officer, CWBC and CWB	2020	$450,000	$250,000	$32,578	-	$64,645	$797,223
	2019	$433,333	$200,000	-	-	$68,506	$701,839
William F. Filippin, Executive Vice President Chief Administrative and Credit Officer, CWB	2020	$285,000	$100,000	$2,198	-	$46,738	$433,936
	2019	$266,667	$55,000	$20,180	-	$45,794	$387,641
Timothy J. Stronks, Executive Vice President and Chief Operating Officer, CWB	2020	$242,740	$90,000	$2,198	-	$36,311	$371,249
	2019	$228,833	$60,000	$13,454	-	$31,071	$333,358

(1)        The dollar value of option awards represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 2006 and 2014 Plans are described below in “Stock Option Plans.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 11 to the Company’s Financial Statements for the year ended December 31, 2020.

(2)          “All Other Compensation” includes the following:

ALL OTHER COMPENSATION
Name	Year	401k Match		Deferred Compensation		Life Insurance Premium		Company Car/Car Allowance		Club Membership		Relocation
Martin E. Plourd	2020 2019	$ $	8,100 8,100	$ $	53,800 52,000	$ $	3,564 3,564	$ $	981 1,392	$	- 2,100	-
William F. Filippin	2020 2019	$ $	8,100 8,100	$ $	32,964 32,000	$ $	1,816 1,804	$ $	4,822 2,540		- -	-
Timothy J. Stronks	2020 2019	$ $	8,100 2,863	$ $	28,854 27,400	$ $	811 808		- -		- -	- -

Employment Arrangements and Other Factors Affecting 2020 Compensation

During 2020, the terms of each of Mr. Plourd’s, Mr. Filippin’s, and Mr. Stronks’ employment was governed by a written employment agreement with the Company as described below:

Potential Payments upon Retirement, Termination or Change-In-Control

Employment Arrangements for Martin E. Plourd

Mr. Plourd has an employment contract, effective November 2, 2011, with an annual base salary of $450,000 as of March 1, 2020 and subsequently adjusted to $500,000 as of March 1, 2021, for his service as President and Chief Executive Officer of the Company and the Bank.  The terms of this employment agreement was set to terminate on December 31, 2020, but was automatically renewed under its own terms for an additional 12 months.  The employment agreement automatically renews for successive 12 month periods unless at least three months before the expiration of any preceding term or renewal term, either (a) the Board provides written notice of non-renewal to Mr. Plourd or (b) Mr. Plourd provides written notice of non-renewal to the Bank.  During January of each year during the term of the employment agreement and any renewal term, the Board will review Mr. Plourd’s base salary and will determine, in its sole discretion, whether or not to adjust such salary.  Any such salary adjustment will be effective as of the first day of such calendar year.  Subject to the terms of the Company’s Compensation Policy (which is attached as Exhibit C to Mr. Plourd’s employment agreement), Mr. Plourd will be eligible to receive an annual bonus in an amount, if any, as determined by the Board of Directors in its sole discretion.  For 2020 and 2019, $250,000 and $200,000, respectively of bonus amounts were awarded.  Mr. Plourd is eligible to receive stock option grants to purchase shares of Common Stock as may be determined by the Board of Directors in its sole discretion.  See “Outstanding Equity Awards at Fiscal Year-End” table.  Mr. Plourd was furnished a company car beginning in 2015.

In connection with Mr. Plourd’s employment agreement, the Company and Mr. Plourd have also entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Plourd in the event he is made a party to or threatened to be made a party to, or otherwise involved in, any suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which he may be or may have been involved as a party or otherwise (other than as plaintiff against the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of any other enterprise at the request of the Company or by reason of any action taken by him or of any inaction on his part while acting in such capacity.  Any payments made to Mr. Plourd pursuant to the indemnification agreement are subject to and conditioned upon compliance with any and all applicable Federal and state laws and regulations and all benefits and privileges to which he is otherwise entitled by law or pursuant to the Bylaws of the Company.

In addition, Mr. Plourd has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $100,000 on December 31, 2011.  In addition, 1% per month of his annual salary will also be credited to this account during the term of Mr. Plourd’s employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate on an annualized basis.  No funds in this account will vest prior to the date Mr. Plourd attains age 65, and normal payments will not commence until such time as Mr. Plourd attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Plourd attains age 65, the total amount credited to this account will become fully vested.

Mr. Plourd also has a Salary Continuation Agreement, effective as of December 30, 2013.  Upon separation from service after normal retirement age, he will receive $1,500,000 in $100,000 payments over a 15-year period commencing the month following his separation from service.  No funds in this account will vest prior to the date Mr. Plourd attains age 65.  If early involuntary termination occurs, he will be paid 100% of the accrued benefit in one lump sum.  Also, in the event of disability prior to normal retirement age, he will be paid 100% of the accrued benefit in lieu of any other benefit hereunder, paid in 180 equal monthly installments.  At December 31, 2020 his accrued unvested benefit was $727,889.  If a change of control occurs, followed within 24 months by separation of service prior to normal retirement age, Mr. Plourd will receive within 30 days a lump-sum benefit of $1,130,357 and any gross-up required, in lieu of any other benefit thereunder.  In the event of death prior to or subsequent to commencement of benefit payments, there are provisions relating to payments to designated beneficiaries.

Assuming a separation from service occurred on December 31, 2020 following a change of control, the Company estimates that aggregate compensation due to Mr. Plourd in such event, approximately $2.0 million, would result in an “excess parachute payment” of approximately $0.3 million under Internal Revenue Code Section 280G and that such “excess parachute payment” would be subject to a 20% excise tax.  Under the terms of Mr. Plourd’s Salary Continuation Agreement, the Company has agreed to pay Mr. Plourd a “gross up payment” equal to the amount of this excise tax.  As of December 31, 2020, the Company’s potential “gross-up payment” was estimated to be $43,000.

Mr. Plourd’s employment agreement specifies that, in the event of termination without cause or on non-renewal, he would continue to receive salary and benefits plus deferred compensation for a period of three months following the Bank’s written notice of Mr. Plourd’s termination or non-renewal, and one year’s base salary.  The contract continues Mr. Plourd’s health insurance, dental insurance, short-term disability insurance and life insurance for 18 months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.

During 2020, the Company granted stock option awards to Mr. Plourd which are reported in the “Summary Compensation Table” above and in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Employment Arrangements for William F. Filippin

Mr. Filippin has an employment contract, effective June 1, 2015 with an annual base salary as of July 1, 2020 of $285,000.  Beginning of March 1, 2021, Mr. Filippin’s annual base salary was adjusted to $300,000.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account the Company credited $40,000 on September 30, 2015.  Also, the Company will credit 1% per month of his annual salary during the term of his employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate.  No funds in this account will vest prior to the date Mr. Filippin attains age 65, and normal payments will not commence until such time as Mr. Filippin attains age 66, whether or not he is employed by the Company.  In the event of a change of control, the total amount credited to this account will become fully vested.  Mr. Filippin was furnished a company car beginning in 2018.

 Mr. Filippin’s contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Filippin is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2020 and 2019, respectively, $100,000 and $55,000 bonus amounts were awarded.

 Mr. Filippin also has a Salary Continuation Agreement, effective as of September 28, 2018.  Upon separation from service after normal retirement age, he will receive $750,000 in $50,000 payments over a 15-year period commencing the month following his separation from service.  No funds in this account will vest prior to the date Mr. Filippin attains age 65.    If early involuntary termination without cause occurs, he will be paid 100% of the accrued benefit in one lump sum.  If early involuntary termination with cause occurs he receives no benefit.  Also, in the event of disability prior to normal retirement age, he will be paid 100% of the accrued benefit in lieu of any other benefit hereunder, paid in 180 equal monthly installments.  At December 31, 2020 his accrued unvested benefit was $92,133.  If a change of control occurs, followed within 24 months by separation of service prior to normal retirement age, Mr. Filippin will receive within 30 days a lump-sum benefit of $538,585 and any gross-up required, in lieu of any other benefit thereunder.  In the event of death prior to or subsequent to commencement of benefit payments, there are provisions relating to payments to designated beneficiaries.

Assuming a separation from service occurred on December 31, 2020 following a change of control, the Company estimates that aggregate compensation due to Mr. Filippin in such event, approximately $1 million, would result in an “excess parachute payment” of approximately $0.1 million under Internal Revenue Code Section 280G and that such “excess parachute payment” would be subject to a 20% excise tax.  Under the terms of Mr. Filippin’s Salary Continuation Agreement, the Company has agreed to pay Mr. Filippin a “gross up payment” equal to the amount of this excise tax.  As of December 31, 2020, the Company’s potential “gross-up payment” was estimated to be $15,000.

During 2020, the Company granted stock option awards to Mr. Filippin which are reported in the “Summary Compensation Table” above and in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Employment Arrangements for Timothy J. Stronks

Mr. Stronks has an employment contract, effective July 23, 2018.  Mr. Stronks’ annual base salary was $242,740 as of March 1, 2020.  Beginning March 1, 2021 Mr. Stronks’ annual base salary was adjusted to $256,000.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company will credit 1% per month of his annual salary during the term of his employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate.  No funds in this account will vest prior to the date Mr. Stronks attains age 65, and normal payments will not commence until such time as Mr. Stronks attains age 66, whether or not he is employed by the Company.  In the event of a change of control, the total amount credited to this account will become fully vested.

Mr. Stronks’ contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Stronks is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2020 and 2019, respectively, $90,000 and $60,000 bonus amounts were awarded.

The Board on February 27, 2020, approved a Salary Continuation Agreement for Mr. Stronks.  The completion and execution of that Salary Continuation Agreement is subject to certain conditions.  Under the terms of the agreement, upon separation from service after normal retirement age, Mr. Stronks will receive $750,000 in $50,000 payments over a 15-year period commencing the month following his separation from service.  No funds in this account will vest prior to the date Mr. Stronks attains age 66.  If early involuntary termination without cause occurs, he will be paid 100% of the accrued benefit in one lump sum.  If early involuntary termination with cause occurs he receives no benefit.  Also, in the event of disability prior to normal retirement age, he will be paid 100% of the accrued benefit in lieu of any other benefit hereunder, paid in 180 equal monthly installments.  At December 31, 2020 his accrued unvested benefit was $20,170.  If a change of control occurs, followed within 24 months by separation of service prior to normal retirement age, Mr. Stronks will receive within 30 days a lump-sum benefit of $538,585 and any gross-up required, in lieu of any other benefit thereunder.  In the event of death prior to or subsequent to commencement of benefit payments, there are provisions relating to payments to designated beneficiaries.

Assuming a separation from service occurred on December 31, 2020 following a change of control, the Company estimates that aggregate compensation due to Mr. Stronks in such event, approximately $0.8 million, would result in an “excess parachute payment” of approximately $0.2 million under Internal Revenue Code Section 280G and that such “excess parachute payment” would be subject to a 20% excise tax.  Under the terms of Mr. Stronks’ Salary Continuation Agreement, the Company has agreed to pay Mr. Stronks a “gross up payment” equal to the amount of this excise tax.  As of December 31, 2020, the Company’s potential “gross-up payment” was estimated to be $14,000.

During 2020, the Company granted stock option awards to Mr. Stronks which are reported in the “Summary Compensation Table” above and in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Stock Option Plans

The 2006 Stock Option Plan

On March 23, 2006, the Company’s Board adopted the 2006 Stock Option Plan (2006 Plan) and it was subsequently approved by the shareholders at the 2006 Annual Meeting of Shareholders.  The 2006 Plan expired on March 23, 2016.  At December 31, 2020, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2006 Plan was 129,900 shares.

The 2014 Stock Option Plan

On March 27, 2014, the Company’s Board adopted the 2014 Stock Option Plan (2014 Plan) and it was subsequently approved by the shareholders at the 2014 Annual Meeting of Shareholders.  The 2014 Plan provides for the issuance of up to 750,000 shares of the Company’s Common Stock to Directors, officers and key employees of the Company and CWB.  At December 31, 2020, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2014 Plan was 598,200 shares, and the number of shares of Common Stock remaining available for future issuance under the 2014 Plan was 50,700 shares.  See the tables below entitled “Outstanding Equity Awards at Fiscal Year-End” and “Director Compensation Table” for more information regarding options outstanding as of December 31, 2020.

Eligibility.  Full-time employees, officers and Board members of the Company and subsidiaries, including CWB, are eligible to receive awards under the 2014 Plan at the discretion of the Board.

Plan Term.  The 2014 Plan’s term commenced on May 22, 2014 and will terminate on May 22, 2024 (subject to early termination is described herein).

Administration.  The 2014 Plan is administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the NASDAQ Stock Market, LLC.  Members of the Board receive no additional compensation for their administration of the Plans.  Each Director will abstain from approving the grant of any options to themselves.  Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2014 Plan, the Board is authorized to construe and interpret the 2014 Plan, and make all the determinations necessary or advisable for administration of the 2014 Plan.  The full text of the 2014 Plan is available as Appendix A to the Company’s Amendment No. 1 to Schedule 14A filed with the SEC on May 5, 2014.

Incentive and Non-Qualified Stock Options.  The 2014 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Internal Revenue Code, as amended, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2014 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2014 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, are deemed “non-qualified.”

Amendment and Termination of the 2014 Plan.  The 2014 Plan, and all stock options previously granted under the 2014 Plan, will terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted will become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  The Board may at any time suspend, amend or terminate the 2014 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it may deem advisable.  Certain amendments to the 2014 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2014 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2014 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2014 Plan; (d) increase or decrease the exercise price of any option granted under the 2014 Plan; (e) increase the maximum term of options provided for in the 2014 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2014 Plan which would affect the qualification as an incentive stock option under the 2014 Plan.  The amendment, suspension or termination of the 2014 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2014 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2014 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2014 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2014 Plan.

The 2020 Omnibus Equity Incentive Plan

On February 27, 2020, the Company’s Board adopted the 2020 Omnibus Equity Incentive Plan (2020 Plan) and it was subsequently approved by the shareholders at the 2020 Annual Meeting of Shareholders.  The 2020 Plan provides for the issuance of up to 500,000 shares of the Company’s Common Stock to Directors, officers and key employees and consultants of the Company and CWB pursuant to stock options and restricted stock awards (Awards).  At December 31, 2020, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2020 Plan was zero shares, and the number of shares of Common Stock remaining available for future issuance under the 2020 Plan was 500,000 shares.  Under the 2020 Plan, a non-employee director of the Company may not be granted Awards (whether through grants of restricted stock or stock options) of more than 100,000 shares of Company Common Stock in any one calendar year.  See the tables below entitled “Outstanding Equity Awards at Fiscal Year-End” and “Director Compensation Table” for more information regarding options outstanding as of December 31, 2020.

Eligibility. Directors, officers, and key employees of, and consultants to, the Company or any subsidiary, including CWB, are eligible to receive awards under the 2020 Plan at the discretion of the Committee.   Consultants may receive such awards if they have rendered bona fide services not in connection with the offer and sale of securities of the Company in a capital raising transaction.

Plan Term.  The 2020 Plan’s term commenced on February 27, 2020 and will terminate on February 27, 2030 (subject to early termination is described herein).

Administration.  The 2020 Plan is administered by the Company’s Compensation Committee (the “Committee” currently comprised of five non-employee directors each of whom meet current independence and experience requirements of the applicable provision of the NASDAQ Listing Rules and requirements of the SEC; provided, however that the Board may, in its sole discretion, resolve to administer the 2020 Plan.  Subject to the express provisions of the 2020 Plan, the Committee is authorized to construe and interpret the 2020 Plan, and make all the determinations necessary or advisable for administration of the 2020 Plan.  Members of the Committee and Board receive no additional compensation for their administration of the 2020 Plan.  Awards under the Plan may be in the form of restricted stock and/or stock options, including incentive stock options to eligible grantees.  The full text of the 2020 Plan is available as Appendix B to the Company’s Schedule 14A filed with the SEC on April 13, 2020.

Restricted Stock.  An Award of restricted stock is a grant of shares of the Company Common Stock conditioned upon either the achievement of certain performance criteria or the lapse of time.  Performance criteria may include results for net income, return on average assets, return on average equity, efficiency ratio, and various measure of credit quality such as the ratio of non-performing assets to total assets.

Subject to the terms of the 2020 Plan, the Committee will determine the number of restricted stock subject to an Award to a participant.  The Committee may provide or impose different terms and conditions on any particular Award, including without limitation: (i) the participant’s right to the restricted stock will not vest for a period of time; (ii) restrictions on the sale, assignment, transfer, hypothecation or other disposition of any right or interest in the award; (iii) the requirement that the participant’s rights and interests in the award be forfeited upon termination of employment for specified reasons within a specified period of time; and (iv) the requirement that the participant’s rights and interests in the award be forfeited upon the failure to achieve previously designated performance-based criteria.

Until the restrictions have lapsed, participants may not assign, transfer, sell, exchange, encumber, pledge, or otherwise hypothecate or dispose of any right or interest in the Award, including the underlying restricted stock, other than as permitted by the 2020 Plan.  If participant is employed on the date certain corporate events occur, then all restrictions, terms and conditions applicable to such participant’s restricted stock then outstanding shall be deemed lapsed and satisfied and the participant will become fully vested as of such date.

Until vested and issued in accordance with the 2020 Plan and the restricted stock award agreement, restricted stock underlying an award will not be deemed to be issued and outstanding, and a participant will have no right to vote such shares or receive cash dividends on such shares.

Incentive and Non-Qualified Stock Options.  The 2020 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, the CWB or any subsidiary, and are subject to limitations imposed by applicable sections of the Internal Revenue Code, as amended, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2020 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2020 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, are deemed “non-qualified.”

Amendment and Termination of the 2020 Plan.  The 2020 Plan, and all stock options previously granted under the 2020 Plan, will terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which, after the transaction, the Company’s shares do not represent, or are not converted into, a majority of the shares of the surviving corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, the vesting of all awards will accelerate and all options theretofore granted will become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding award or option were not fully vested as to all increments at the time of the event, that award or option will become fully vested and, in the case of options, exercisable.  The Board may at any time suspend, amend or terminate the 2020 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it may deem advisable.  Certain amendments to the 2020 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2020 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2020 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2020 Plan; (d) increase or decrease the exercise price of any option granted under the 2020 Plan; (e) increase the maximum term of awards or options provided for in the 2020 Plan; (f) permit awards or options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2020 Plan which would affect the qualification as an incentive stock option under the 2020 Plan.  The amendment, suspension or termination of the 2020 Plan will not, without the consent of the participant, alter or impair any rights or obligations under any outstanding Award or option under the 2020 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2020 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2020 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2020 Plan.

Holdings of Outstanding Equity Awards

The following table sets forth certain information, pursuant to SEC rules, regarding stock options outstanding at December 31, 2020 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William F. Filippin	18,400	-	-	$6.59	6/25/25
	4,800	1,200	-	$6.86	3/24/26
	2,000	3,000	-	$11.20	2/22/28
	1,500	6,000	-	$10.28	2/28/29
	-	2,000	-	$6.71	4/29/30
Martin E. Plourd	20,000	-	-	$3.25	12/13/22
	20,000	-	-	$7.31	1/30/24
	5,000	-	-	6.996	3/26/25
	20,000	-	-	$6.6996	3/26/25
	20,000	5,000	-	$6.86	3/24/26
	12,000	8,000	-	$10.30	2/22/27
	6,000	4,000	-	10.99	12/20/27
	8,000	12,000	-	$10.56	11/15/28
	-	20,000	-	$10.70	2/27/30
	-	3,000	-	$6.71	4/29/30
Timothy J. Stronks	8,000	12,000	-	$12.68	7/26/28
	1,000	4,000	-	$10.28	2/28/29
	-	2,000	-	$6.71	4/29/30

(1)	As of December 31, 2020, the Company had not granted nor had outstanding any stock awards.

(2)	Each option grant generally vests 20% on each anniversary of the grant date. Each stock option expires 10 years after the date the stock option was granted.

Pension Benefits

Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Named Executive Officers or any other key officers participate in any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Treatment of Outstanding Stock Options upon Retirement, Termination or Change of Control

Termination of Employment or Affiliation.  Under the terms of the 2006, 2014, and 2020 Plans (Plans), in the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or 90 days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.  If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the options held by such person will expire 30 days after termination, although the Board may, in its sole discretion, within 30 days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

Liquidation or Change of Control.  The Plans, and all stock options previously granted under the Plans, terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options heretofore granted become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of the acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.

Profit Sharing and 401(k) Plan

The Company has established a 401(k) plan for the benefit of its employees.  Employees are eligible to participate in the plan beginning the first of the month following the successful completion of 30 days of employment, subject to certain limitations.  Each plan year, the Company will make a Safe Harbor non-elective employer contribution on behalf of eligible participants who have more than 12 months of service with nth Company.an amount equal to 3% of such eligible participant’s compensation for such plan year.  The Company’s contributions were determined by the Board and amounted to $361,000 in 2020 and $337,000 in 2019.

Directors’ Compensation

CWB’s non-employee Directors are paid for attendance at CWB Board meetings at the rate of $1,400 ($1,700 for the Chairman) for each regular Board meeting, $400 ($500 for Audit Committee Chairman) each for credit and audit committee meetings, and $300 each for Compensation and Nominating and Governance meetings.  If a Director attends a meeting by videoconferencing, 100% of the fee is received for committee meetings and for Board meetings.  In 2020, no additional discretionary compensation was awarded to the non-employee Directors.  There were no CWBC Director fees paid during 2020.

The following table sets forth the information concerning the compensation paid to each of the Company’s Directors during 2020.  Compensation paid to Martin E. Plourd, Director, President and Chief Executive Officer of CWBC and CWB, is not included in this table because he was an employee during 2020 and, therefore, received no additional compensation for his service as a Director.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert H. Bartlein	43,000	-	3,297	-	-	-	46,297
Jean W. Blois	19,700		3,297				22,997
Dana L. Boutain	22,600	-	3,297	-	-	-	25,897
Suzanne M. Chadwick	8,000	-	-	-	-	-	8,000
Tom L. Dobyns	19,600	-	3,297	-	-	29,625	52,522
John D. Illgen	24,800	-	3,297	-	-	-	28,097
James W. Lokey	42,800	-	3,297	-	-	-	46,097
Shereef Moharram	19,000	-	3,297	-	-	-	22,297
William R. Peeples	23,000	-	3,297	-	-	-	26,297
Christopher R. Raffo	8,000	-	-	-	-	-	8,000
Kirk B. Stovesand	43,800	-	3,297	-	-	-	47,097

(1) Outstanding stock options held by each non-employee Director at December 31, 2020 are as follows:  Robert H. Bartlein, 11,000; Dana L. Boutain, 11,000, Tom L. Dobyns, 11,000, John D. Illgen, 26,000; James W. Lokey, 11,000; Shereef Moharram, 21,000; William R. Peeples, 11,000; Kirk B. Stovesand, 26,000.  Stock options held at December 31, 2020 by Mr. Plourd are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at Fiscal Year-End.”

 (2) Column represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 2006, 2014 and 2020 Plans are described above in the section entitled “Stock Option Plans.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 11 to the Company’s Financial Statements for the year ended December 31, 2020.

(3) Other compensation consists of payments to Tom Dobyns for consulting services.

Certain Relationships and Related Transactions

Certain Directors and executive officers of the Company, as well as the companies with which such Directors are associated, are customers of and have had banking transactions with CWB in the ordinary course of business.  CWB expects to have such ordinary banking transactions with such persons in the future. In the opinion of CWB management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.  Although CWB does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with CWB’s internal lending policies and statutory lending limits.

PROPOSAL 2

APPROVAL OF THE PROPOSED AMENDMENT TO THE BYLAWS

It is proposed that Article III, Section 3.2, of the Company’s Bylaws be amended: (i) to change the authorized range of directors from a range of six (6) to eleven (11) to a range of eight (8) to fifteen (15); and (ii) to fix the exact number of directors within the authorized range at eleven (11) until changed from time to time within the range specified in the Bylaws by resolution adopted by the Board or by the shareholders. In approving this amendment, the Board determined that it is in the best interests of the Company and its shareholders to amend the Bylaws as set forth below to provide the Board with greater flexibility as permitted under Sections 211 and 212 of the California Corporations Code to fix and re-fix the authorized number of directors within the range approved by the Company’s shareholders. This authority to fix and re-fix the authorized number of directors of the Board is particularly important in the event a director resigns or is otherwise terminated between annual shareholders’ meetings or the Board  deems it in the best interest of the Company and its shareholders to add an individual or individuals to the Board between annual shareholders’ meetings as it permits the Board to either increase or decrease the authorized number of directors serving on the Board within the range approved by the Company’s shareholders. The Company needs to continue to attract and retain qualified persons to serve on the Board and the increase in the maximum number of directors will allow the flexibility to increase the exact number within the authorized range should the Board determine that it is in the best interests of the Company and its shareholders to increase the number of director positions to more than eleven (11) persons. The proposed amendment also fixes the exact number of directors within the authorized range at eleven (11) to conform to the current number of directors serving on the Board.

In order to effectuate the proposed changes, it is necessary to amend Article III, Section 3.2 of the Bylaws, which currently reads as follows:

“3.2. NUMBER OF DIRECTORS.

The authorized number of directors of the corporation shall be not less than six (6) nor more than eleven (11) and the exact number of directors shall be ten (10) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that once the number of directors equals or exceeds five (5) an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”

It is proposed that Article III, Section 3.2, of the Company’s Bylaws be amended to read as follows:

“3.2. NUMBER OF DIRECTORS.

The authorized number of directors of the corporation shall be not less than eight (8) nor more than fifteen (15) and the exact number of directors shall be eleven (11) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that once the number of directors equals or exceeds five (5) an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”

Vote Required; Recommendation

The amendment to the Bylaws requires the favorable vote of the holders of at least a majority of the outstanding shares of the Company’s common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE BYLAWS.

PROPOSAL 3

RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of its Audit Committee, has ratified the appointment of RSM US LLP (RSM) to serve as its independent auditors for the fiscal year ending December 31, 2021.  Representatives from RSM are expected to be present at the Meeting.  The Company will afford the representatives an opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.

The Board of Directors is requesting that the Company’s shareholders ratify the appointment of RSM as the Company’s independent auditors for 2021.  Although ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of RSM to the shareholders for ratification because the Board of Directors values the shareholders’ views on the Company’s independent auditors and as a matter of good corporate practice.  In the event that the shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor, subject to ratification by the Board of Directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Audit Fees

During the years ended December 31, 2020 and 2019, respectively, the aggregate fees billed by RSM for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements was $286,755 and $273,064, respectively.  This amount includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, notwithstanding when the expenses were incurred.

Audit-Related Fees

During the year ended December 31,, 2020, $9,975 was billed by RSM for audit related services for review of the SEC Form S-8 filing.  During the year ended December 31, 2019, $5,867 was billed by RSM for audit-related services.  The fees related to the Company’s adoption of ASU 842.  There were none of these fees in 2020.

Tax Fees

During the years ended December 31, 2020 and 2019, the aggregate fees billed by RSM for professional services related to recurring state and federal tax preparation, compliance and consulting were $33,180 and $28,820, respectively.

All Other Fees

During the year ended December 31, 2019, $6,720 was billed by RSM for a SOX readiness assessment.

The Audit Committee of the Company reviewed and discussed with RSM whether the rendering of the non-audit services provided by them to the Company during fiscal 2020 was compatible with their independence.  The Audit Committee pre-approves all audit and permissible non-audit services to be provided by RSM and the estimated fees for these services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor.  These services may include audit, audit-related, tax and other services.  Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date.  All services performed by RSM for which fees were billed to the Company during the years ended December 31, 2020 and 2019 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein.  All of the services of RSM in auditing the Company’s Financial Statements for the year ended December 31, 2020 were performed by RSM or its full-time, permanent employees.

2022 SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders (2022 Meeting) must be received by the Company at its offices at 445 Pine Avenue, Goleta, California 93117, no later than December 14, 2021.  The proposals must also satisfy the conditions and procedures prescribed by the Company’s Bylaws and by the SEC in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2021 Meeting, and must be limited to 500 words.  To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2022 Meeting.  Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.

The SEC has in effect a rule (Rule 14a-4) governing a company’s ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described in the preceding paragraph).  As a result, in the event a proposal is not submitted to the Company prior to February 27, 2022, and the proxy materials delivered in connection with the 2022 Meeting contain a statement conferring discretionary authority to the Proxyholders of the Company (similar to the statement set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2022 Annual Meeting will confer discretionary authority to the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is received by the Company after February 27, 2022.

Whether or not you intend to be present at the Meeting electronically through the Webcast, you are urged to return your Proxy promptly.  If you are then present at the Meeting electronically and wish to vote your shares by Webcast, your original Proxy may be revoked by voting at the Meeting.  However, if you are a shareholder whose shares are not registered in your own name, you will need the legal proxy obtained from your record holder to vote electronically at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder), Directors and persons who own more than ten percent of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements, except that John D. Illgen, a Director of the Company, filed a Form 5 on January 15, 2021, which included one transaction that was effected on November 16, 2020 that was not reported on a timely basis.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

For shareholders requesting a printed paper copy of the proxy materials, only one Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, the Company will deliver promptly a separate copy of the Proxy Statement and the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact Susan C. Thompson, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (805) 692-5821.

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Paper copies of the Company’s Proxy Materials described herein and the 2020 Annual Report on Form 10-K, as filed with the SEC, are available free of charge upon request to: Susan C. Thompson, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: sthompson@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021

This Proxy Statement, the Proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and directions regarding attending and participating in the Meeting, via the Internet  by the Webcast are available on the Internet at www.edocumentview.com/CWBC and the Company’s website at www.communitywestbank.com.

By Order of the Board of Directors,
COMMUNITY WEST BANCSHARES
William R. Peeples, Chairman of the Board
Dated:  April 12, 2021
Goleta, California

APPENDIX A
Audit Committee Charter

Approved February 25, 2021

Purpose

The Audit Committee (AC) is appointed by the Board of Directors (Board) to assist the Board in monitoring: (1) the integrity of the Company’s financial statements; (2) the compliance by the Company with legal and regulatory requirements; (3) the independence and performance of the Company’s registered public accounting firms performing audit, review or attestation services; and (4) the Company’s internal audit and control function.

The function of the AC is oversight. Management is responsible for the preparation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting policies and an appropriate internal control environment. The independent auditor is responsible for planning and conducting a proper audit of the Company’s annual financial statements, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures.

Committee Membership and Meetings

The members of the AC will meet the independence requirements of NASDAQ and the rules and regulations of the SEC and no member will have participated at any time in the preparation of financial statements of the Company or any subsidiary during the prior three years. Each member will be financially literate and at least one member must have the additional financial sophistication required by the NASDAQ rules. The members of the AC will be appointed by the Board on the recommendation of the Chairman of the Board. The AC will have no fewer than three members. The Committee may meet and conduct business via electronic means when circumstances prevent in-person discussions.

Committee Responsibilities

The AC, in its capacity as a committee of the Board, will be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm (independent auditor) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, and each such registered public accounting firm must report directly to the AC. The AC will be directly responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting. The AC will have the authority to retain independent legal, accounting or other advisors, as it deems necessary to carry out its duties. The AC may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend an AC meeting. The Company will provide for appropriate funding, as determined by the AC, for payment of compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; compensation to any advisors employed by the AC; and, ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

The AC will pre-approve all auditing services and permitted non-audit services and fees to be paid for such services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A of the Securities Exchange Act. The AC may delegate to one or more of its members the authority to grant pre-approvals of non-audit services and fees. Any such pre-approval will be presented to the full AC at its next scheduled meeting.

The AC may delegate certain responsibilities to a sub-committee, so long as such sub-committee has at least three board members. The AC will ensure each sub-committee will provide a Charter, approved by the AC and Board, which outlines its roles and responsibilities. Each sub-committee Charter will be reviewed at least annually. Each sub-committee of the AC is also authorized to include non-voting members of management appropriate to their role and expertise applicable to the sub-committee responsibilities. Each sub-committee will also provide periodic reports to the AC as defined in its Charter, and within the responsibilities identified for the AC further below.

The AC will make regular reports to the Board.

The AC, to the extent that it deems necessary or appropriate, will be responsible for the following items:

Financial Statement and Disclosure Matters

1.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The revised Charter will be included in the annual proxy statement no less frequently than every three years.

2.
Review the annual audited financial statements with management and the independent auditor, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.
Review with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.
Review with management and the independent auditor the company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

5.	Review and discuss quarterly reports from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor.

c.	The matters required to be discussed by Statement on Auditing Standards Numbers 61 and 90, as they may be amended or supplemented, relating to the audit or the Company’s periodic reports.

d.	Other material written communications between the independent auditor and management, such as any management letters or schedule of unadjusted differences.

6.
Meet quarterly with management to review the Company’s major financial risk exposures and the policies and procedures that management utilizes to monitor and control such exposures. Hold a monthly conference call between the Chair of the Committee and the Chief Risk Officer to discuss any items that require attention and to discuss Committee agenda items. The Chair of the Committee can call extraordinary meetings any time she/he deems necessary.

7.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such reviews should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.	Any changes required in the planned scope of the audit.

c.	Any significant disagreements with management.

8.	The Committee will generally discuss the earnings press releases as well as financial information provided to financial analysts and rating agencies, where applicable.

9.
Review disclosures made to the AC by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. This includes management’s report relating to the Company’s review and documentation of Sarbanes-Oxley compliance.

Oversight of the Company’s Relationship with its Independent Auditors

10.	Review and evaluate the experience and qualifications of the lead members of each independent auditor’s team.

11.
Evaluate the performance and independence of each independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The opinions of management and the internal auditor will be taken into consideration as part of this review.

12.
Receive and review a report from each independent auditor at least annually regarding the independent auditor’s independence and discuss such reports with the auditor. Ensure that each independent auditor submits a formal written statement, as required by the Independence Standard.

Board Statement No. 1, as it may be amended or supplemented, delineating all relationships between the independent auditor and the Company and a formal written statement of the fees billed by the independent auditor for each of the categories of services requiring separate disclosure in the annual proxy statement. The Committee will be entitled to rely upon the accuracy of the information provided by the independent auditor with respect to the services provided and the fees billed for non-audit services. If so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13.
Obtain and review a report from each independent auditor at least annually regarding the independent auditor’s internal quality control procedures. The report should include any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

14.	Meet with each independent auditor prior to the audit to review the planning and staffing of the audit.

15.	The Audit Committee will present its conclusions regarding each independent auditor to the Board.

Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the staffing for the internal audit and compliance function.

17.	Review the reports to management prepared by the internal audit and/or compliance function and management’s responses.

18.	Discuss with each independent auditor and management the internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audits.

Compliance Oversight Responsibilities

19.	Obtain from each independent auditor assurance that Section 10A of the Securities Exchange Act has not been implicated.

20.
Obtain reports from management, the Company’s internal auditor (if applicable) and each independent auditor that the Company’s subsidiary affiliated entity is in conformity with applicable regulatory and legal requirements and the Company’s code of ethics.

21.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of ethics.

22.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.
Discuss with management and each independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24.
Review with appropriate members of management or appropriate legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

25.	Meet at least annually with the internal audit function representative or other members of management, if needed, in separate executive sessions.

While the AC has the responsibilities and powers set forth in this Charter, it is not the duty of the AC to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B
Nominating and Corporate Governance Committee Charter

Approved February 24, 2021

Purpose

The primary function of the Nominating and Corporate Governance Committee (Committee) is to assist the Board of Directors (Board) of Community West Bancshares (Company) in fulfilling its responsibilities by: (i) reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and evaluating corporate policies relating to the recruitment of Board members; and (ii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.

Committee Membership and Meetings

The Committee will be comprised of a minimum of three members of the Board as appointed by the Board, each of whom will meet any independence requirements promulgated by the Securities and Exchange Commission, the NASDAQ Stock Market or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body”), and each member of the Committee will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The members of the Committee will be elected by the Board and will serve until their successors will be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee will meet as necessary, but at least once each year, to enable it to fulfill its responsibilities and duties as set forth herein. The Committee may meet and conduct business via electronic means when circumstances prevent in-person discussions. The Committee will report its actions to the Board and keep written minutes of its meeting which will be recorded and filed with the books and records of the Company.

Committee Responsibilities

To fulfill its responsibilities and duties, the Committee will:

Corporate Governance Policy Establishment and Review

1.
Develop principles of corporate governance including, but not limited to, the establishment of a corporate Code of Ethics and conduct for all directors, officers and employees of the company and its affiliates (Code of Conduct), designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in the company’s periodic reports; and compliance with applicable governmental rules and regulations. The Code of Conduct will be submitted by the committee to the Board and the Boards of the company’s affiliates for their approval.

2.
Review and assess the adequacy of the Code of Conduct approved by the board periodically, but at least annually. The Committee will recommend any modifications to the Code of Conduct to the Board for approval. If so approved, the Company will submit the revised Code of Conduct to the Boards of its affiliates for their approval.

3.	Direct members of the Company’s senior management to report any violations of or non-compliance with the Code of Conduct to the committee.

4.	Be available to members of the Company’s senior management team to consult with and to resolve reported violations or instances of non-compliance with the Code of Conduct.

5.
Determine an appropriate response to material violations of or non-compliance with the Code of Conduct including, at the discretion of the committee, reporting any material violations of or non-compliance with the Code of Conduct to the appropriate Regulatory Body.

6.
Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually and recommend any modifications to the charter if and when appropriate to the Board for its approval.

7.
Review and assess the adequacy of the charters of any committee of the Board (Governing Documents) periodically to ensure compliance with any principles of corporate governance developed by the committee and recommend to the Board any necessary modifications to the Governing Documents.

Board Composition, Nominations and Shareholder Proposals

1.
Evaluate the current composition and organization of the Board and its committees in light of requirements established by any Regulatory Body or any other applicable statute, rule or regulations which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

2.
Review the composition and size of the Board to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company. The mandatory retirement age of Board members, with the exception of Founding Directors, will be 80 years.

3.	Determine the criteria for selection of the Chairman of the Board, Board members and Board committee members.

4.	Evaluate the performance of current Board members proposed for reelection, and make recommendations to the Board regarding the appropriateness of members of the Board standing for reelection.

5.
Evaluate and, if deemed necessary, recommend the termination of Board membership of any director in accordance with the Code of Conduct or any corporate governance principles adopted by the Board, for cause or for other appropriate reason.

6.	Review and recommend to the Board an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board.

7.	Evaluate and recommend to the Board the appointment of Board members to committees of the Board.

8.	Evaluate and approve a slate of nominees for election to the Board and review the qualification, experience and fitness for service on the Board of any potential members of the Board.

9.
Review all stockholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

Criteria for Evaluating Board Nominee Candidates

The Board should be composed of:

1.	Directors chosen with a view to bringing to the Board a variety of experiences and backgrounds.

2.	Directors who have high level managerial experience or are accustomed to dealing with complex problems.

3.
Directors who will represent the balance, best interests of the shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration the overall composition and needs of the Board.

4.	A majority of the Board’s Directors will be independent directors under the criteria for independence required by the SEC and NASDAQ.

5.	In considering possible candidates for election as an outside director, the Nominating Committee and other directors should be guided by the foregoing general guidelines and by the following criteria:

6.
Each Director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others.

7.	Each Director should have sufficient time available to devote to the affairs of the Company to carry out the responsibilities of a Director.

8.	Each Director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a Director.

9.	The Chief Executive Officer is expected to be a Director. Other members of senior management may be considered, but Board membership is not necessary or a prerequisite to a higher management position.

Conflicts of Interest

1.
Resolve actual and potential conflicts of interest a Board member may have and issue to any Board member having an actual or potential conflict of interest instructions on how to conduct him or herself in matters before the Board which may pertain to the conflict.

2.	To the extent deemed necessary by the committee, engage outside counsel and/or independent consultants to review any matter under its responsibility.

3.
Take such other actions regarding the Company’s corporate governance that are in the best interest of the Company and its shareholders as the Committee will deem appropriate or as will otherwise be required by any Regulatory Body.

APPENDIX C
Compensation Committee Charter

Approved February 25, 2021

PURPOSE

The primary purpose of the Compensation Committee (the “Committee”) is to aid the Board of Directors (the “Board”) in discharging its responsibilities relating to the compensation of the Company’s executive officers, including the Chief Executive Officer. The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership
The Committee shall be composed of at least three (3) members of the Board, each of whom shall: (a) meet the independence requirements per listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board; and (b) qualify as “nonemployee directors” as defined in Section 16 of the Securities Exchange Act of 1934.

The members of the Committee shall be appointed by the Board of Directors.

Meeting
The Chairperson of the Committee will preside at each meeting of the Committee and in consultation with the other members of the Committee shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Committee may meet and conduct business via electronic means when circumstances prevent in-person discussions. The CEO may not be present during voting or deliberations on the CEO’s compensation.

Committee Responsibilities
The Committee shall have the duties, responsibilities, and authority to:

1.
Annually review and determine (i) the compensation, including salary, bonus, incentive, and other compensation of the Chief Executive Officer (ii) approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, and (iii) evaluate performance in light of these goals and objectives, approve compensation in accordance therewith, and provide a report thereon to the Board.

2.	Annually review the amounts and terms of base salary, incentive compensation and all other forms of compensation for the Company’s Executive Officers, and report the Committee’s findings to the Board.

3.
Assess bank compensation programs including bonus and incentive plans as well as the Compensation Committee Charter for risk that may materially affect the long‐term viability of the Bank. Risk management practices should include an assessment of the internal control environment surrounding the compensation programs, ensure the review and approval process is evident, and the documentation is adequate to support the results and contains appropriate claw-back provisions.

i.	This annual risk assessment will be conducted by the Chief Risk Officer who will then provide documentation supporting his/her recommendations to the Committee.

4.
Review Executive Officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations. This review may be conducted by external compensation consultants as deemed appropriate by the committee.

5.
Annually review and make recommendations to the Board with respect to incentive-based compensation plans and equity-based plans. Establish criteria for the terms of awards granted to participants under such plans. Grant awards in accordance with such criteria and exercise all authority granted to the Committee under such plans, or by the Board in connection with such plans.

6.	Recommend to the Board the compensation for Directors (including retainer, committee and committee chair fees, stock options, and other similar items, as appropriate).

7.	Evaluate the need for or any modifications to employment agreements, severance arrangements or change in control agreements and provisions, as well as any special supplemental benefits.

8.	Conduct an annual review of the Compensation Committee’s performance, and periodically assess the adequacy of its Charter and recommend changes to the Board as needed.

9.
Retain, at the expense of the Bank, compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have authority to approve related fees and retention terms.

10.
Perform any other activities consistent with this Charter, the Company’s By‐laws, and governing law as the Committee or the Board deem appropriate. Delegate responsibility to subcommittees of the Committee as necessary or appropriate. Regularly report to the Board on the Committee’s activities.

Executive Compensation Philosophy
The policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.
•	Provide opportunities that integrate pay with the Bank’s annual and long‐term performance.
•	Encourage achievement of strategic objectives and creation of shareholder value.
•	Recognize and reward individual initiative and achievements.
•	Maintain an appropriate balance between base salary and incentive compensation.
•	Allow the Bank to attract, retain, and motivate talented executives.

The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. Bank Compensation Surveys, including but not limited to, the California Bankers Association Compensation and Benefits Survey as well as independent Executive Compensation Consultants survey data will be utilized on an annual basis to determine current trends in the market. In general, the Bank will pay compensation to the executive officers that are on average at the 50th percentile of other comparable banks in the regional market. If an executive is experienced, high performing, or brings a specific knowledge base to the organization, the Bank may compensate the executive at the upper quartile (75th percentile) of market. In addition to base salary, the following will be considered in combination as part of the compensation package for the executive officers.

•
Annual Incentives: Executive officers are eligible to participate in a cash‐based annual incentive plan as approved by the Board. The annual incentive plan will provide competitive cash incentives at the 50th percentile of market when target performance goals are achieved. When target performance goals are exceeded, the plan will provide additional payout levels that move total cash compensation to the 75th percentile of market.

•
Long‐Term Incentives: Executive officers are eligible to participate in long‐term incentive plans as approved by the Board. The long‐term incentive plans will utilize incentive stock options or restricted stock to reward executives for the long‐term performance of the Bank. The value of any long‐term incentive grants is designed to move total compensation for the Executive officers to the 50th percentile of market when performance expectations are met and to the 75th percentile of market when performance expectations are exceeded.

•
Executive Benefits: Executive officers are eligible to participate in all welfare and benefit programs offered to employees. In addition, executives are eligible for non‐qualified deferred compensation and may be eligible for a bank provided automobile or automobile reimbursement, club memberships and any other executive perquisite as approved by the Board.

COMMUNITY WEST BANCSHARES
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 27, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Community West Bancshares (Company) hereby appoints Robert H. Bartlein and William R. Peeples, or any of them, agents and proxy of the undersigned, each with full power of substitution, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Community West Bancshares to be held exclusively online by means of a live webcast over the Internet on Thursday, May 27, 2021, at 6:30 P.M. Pacific Daylight Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if present, would be entitled to vote, as follows:

1. Election of Directors.  To elect the following eleven persons to the Board of Directors of the Company to serve until the 2022 Annual Meeting of Shareholders and until their successors are elected and have qualified:

☐ AUTHORITY GIVEN (except as noted below)	☐ WITHHOLD AUTHORITY

 Robert H. Bartlein - Dana L. Boutain - Suzanne M. Chadwick - Tom L. Dobyns - John D. Illgen
James W. Lokey - Shereef Moharram - William R. Peeples - Martin E. Plourd - Christopher R. Raffo - Kirk B. Stovesand

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX “AUTHORITY GIVEN” AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW

2. Approval of the Amendment to the Bylaws.  To approve an amendment to the Community West Bancshares Bylaws to increase the range of authorzed number of directors of the Company to the range of not less than eight(8) nor more than fifteen (15).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Ratification of the Selection of RSM as the Company’s Independent Auditors.  To ratify the selection of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2021.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. Other business.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT NOTICE REGARDING THE VIRTUAL VENUE WEBSITE FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2021.

 The Company has made the decision to hold a virtual Annual Meeting over the Internet via Zoom. You must register to attend by visiting www.communitywestbank.com/2021Shareholders.  Upon registration, you will receive a confirmation email wth the meeting link and passcode.  The passcode to attend the meeting is CWBC2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021

The proxy statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and instructions as to how to attend the virtual  Annual Meeting are available to you online at www.edocumentview.com/CWBC and the Company’s website at www.communitywest.com.

PLEASE SIGN AND DATE THE OTHER SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY, DULY EXECUTED PROXY BEARING A LATER DATE, BY VOTING BY INTERNET OR BY TELEPHONE AFTER THE DATE OF THE PROXY SUBMITTED OR BY PARTICIPATING AND VOTING ONLINE AT THE VIRTUAL MEETING VIA THE LIVE WEBCAST.

THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED AUTHORITY GIVEN TO ELECT THE ELEVEN NOMINEES AND FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING INCLUDING ADJOURNMENT THEREOF.  THIS PROXY ALSO CONFERS AUTHORITY TO THE PROXIES TO CAST VOTES IN SUCH A MANNER AS TO EFFECT THE ELECTION OF ALL ELEVEN NOMINEES FOR DIRECTOR OR AS MANY THEREOF AS POSSIBLE UNDER THE RULES OF CUMULATIVE VOTING AS DETERMINED BY THE PROXIES IN THE PROXY’S DISCRETION.

THE UNDERSIGNED HEREBY CONSENTS TO AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, THE ANNUAL REPORT TO SHAREHOLDERS FOR 2020, AND THE ANNUAL REPORT ON FORM 10-K, BY ACCESSING THEM ONLINE AT www.edocumentview.com/CWBC. THIS CONSENT APPLIES ONLY TO THESE PROXY MATERIALS, AND MAY BE WITHDRAWN BY NOTIFYING THE COMPANY BY EMAIL TO: sthompson@communitywestbank.com.  Please sign exactly as name appears.  When shares are held by joint tenants both should sign.  When signing as attorney, as executor, administer, trustee, or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership please sign in partnership name by authorized person.

Dated:	,2021

(Signature)

(Signature, if held jointly)

I do ☐ do not ☐ expect to attend the Meeting.